Exhibit 99.1

RISK FACTORS

For the foreseeable future, Ray Dolby or his affiliates will be able to control the selection of all members of our board of directors, as well as virtually every other matter that requires stockholder approval, which will severely limit the ability of other stockholders to influence corporate matters.

At March 30, 2007, Ray Dolby and his affiliates owned 100 shares of our Class A common stock and 68,000,000 shares of our Class B common stock. As of March 30, 2007, Ray Dolby and his affiliates, including his family members, had voting power over approximately 98% of our outstanding Class B common stock, which in the aggregate represented approximately 93% of the combined voting power of our outstanding Class A and Class B common stock. Assuming that the selling stockholder, which is an affiliate of Ray Dolby, sells all of the shares of Class A common stock offered hereby, which shares will be issued upon the automatic conversion at the time of such sale of a like number of outstanding shares of Class B common stock held by the selling stockholder, then, after giving effect to such sale and based upon shares outstanding as of March 30, 2007, Ray Dolby and his affiliates would have owned 100 shares of our Class A common stock and 60,000,000 shares of our Class B common stock, representing approximately 98% of our outstanding Class B common stock, which in the aggregate would have given Ray Dolby and his affiliates, including his family members, approximately 91% of the combined voting power of our outstanding Class A and Class B common stock. Under our certificate of incorporation, holders of Class B common stock are entitled to ten votes per share, while holders of Class A common stock are entitled to one vote per share. Generally, and as described below under “Description of Capital Stock—Common Stock—Conversion,” shares of Class B common stock automatically convert into shares of Class A common stock upon transfer of such Class B common stock, other than transfers to certain specified persons and entities, including the spouse and descendents of Ray Dolby and the spouses and domestic partners of such descendents. Because of this dual class structure, Ray Dolby, his affiliates, his family members and descendents will, for the foreseeable future and even if the selling stockholder sells all of the shares offered hereby, have significant influence over our management and affairs, and will be able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions such as mergers or sales of our company or assets. Ray Dolby, his affiliates, his family members and descendents will maintain this control even if in the future they come to own considerably less than 50% of the total number of outstanding shares of our Class A and Class B common stock. Moreover, these persons may take actions in their own interests that you or our other stockholders do not view as beneficial. Absent a transfer of Class B common stock that would trigger an automatic conversion as described above, there is no threshold or time deadline at which the shares of Class B common stock will automatically convert into shares of Class A common stock. Assuming conversion of all shares of Class B common stock held by persons not affiliated with Ray Dolby into shares of Class A common stock, so long as Ray Dolby, his affiliates, his family members and descendents continue to hold shares of Class B common stock representing approximately 10% or more of the total number of outstanding shares of our Class A and Class B common stock, they will hold a majority of the combined voting power of the Class A and Class B common stock.

Holders of our Class A common stock, which is the stock the selling stockholder is selling in this offering, are entitled to one vote per share, and holders of our Class B common stock are entitled to ten votes per share. The lower voting power of the Class A common stock may negatively affect the attractiveness of our Class A common stock to investors and, as a result, its market value.

We have two classes of common stock: Class A common stock, which is the stock held by the general public and the stock the selling stockholder is selling in this offering, and which is entitled to one vote per share; and Class B common stock, which is held primarily by Ray Dolby and his affiliates, including the selling stockholder, and which is entitled to ten votes per share. Except in certain limited circumstances required by applicable law or provided in our certificate of incorporation, holders of Class A common stock and Class B common stock vote together as a single class on all matters to be voted on by our stockholders. As of March 30, 2007, 69,253,168 shares of Class B common stock were outstanding. Therefore, as of March 30, 2007, approximately 95% of the total combined voting power of our outstanding shares of our Class A common stock and Class B common stock was held by the Class B common stockholders. The shares of Class A common stock that the selling stockholder may sell pursuant to this prospectus will be issued upon the automatic conversion, at the time of such sale, of a like number of shares of Class B common stock owned by the selling stockholder. Thus, as of March 30, 2007, assuming that the selling stockholder sells all of the shares of Class A common stock offered hereby, approximately 93% of the total voting power of our outstanding shares would have been held by the Class B common stockholders. Accordingly, our Class B common stockholders hold, and are expected to continue to hold, a significant portion of the voting power of our stock on all matters requiring approval by our stockholders. The difference in the voting power of our Class A common stock and Class B common stock could diminish the market value of our Class A common stock to the extent investors attribute value to the superior voting rights of our Class B common stock and the power those rights confer. Absent a transfer that would trigger automatic conversion of Class B common stock into Class A common stock as described below under “Description of Capital Stock—Common Stock—Conversion,” there is no threshold or time deadline at which the shares of Class B common stock will automatically convert into shares of Class A common stock.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable.

Provisions in our certificate of incorporation and bylaws, which we sometimes refer to collectively as our charter documents, may have the effect of delaying or preventing a change of control or changes in our management, even if those changes might be favorable to or desired by our stockholders. These provisions include the following:

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Our certificate of incorporation provides for a dual class common stock structure. As a result of this structure, Ray Dolby and his affiliates, family members and descendants will have control for the foreseeable future over virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or sale of our company or our assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that our other stockholders may view as beneficial.

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Our board of directors has the sole right to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors.

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After such time as the holders of our Class B common stock hold less than a majority of the combined voting power of our outstanding shares of Class A and Class B common stock, our stockholders may not act by written consent. As a result, after such time a holder or holders controlling a majority of the combined voting power of our outstanding shares of Class A and

Class B common stock would not be able to take certain actions except at a stockholders’ meeting.

•	Our charter documents prohibit cumulative voting in the election of directors. This limits the ability of holders of Class A common stock and minority stockholders to elect director candidates.

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Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters to be acted upon at a stockholders’ meeting. These provisions may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us.

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Our certificate of incorporation provides that, unless otherwise required by law, special meetings of stockholders may be called only by the chairman of the board, the chief executive officer, the president or the board of directors acting pursuant to a resolution adopted by a majority of the board members. A stockholder may not call a special meeting, which may delay or inhibit the ability of our stockholders to force consideration of a proposal or of holders controlling a majority of our capital stock to take action, including the removal of directors.

As a Delaware corporation, we are also subject to certain Delaware anti-takeover provisions. Under Delaware law, a corporation may, in general, not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other things, the board of directors has approved the transaction or the transaction by which the holder obtains his 15% or more ownership of our capital stock.

Future sales of shares by insiders could cause our stock price to decline.

If our founder, officers, directors or employees sell, or indicate an intention to sell, substantial amounts of our Class A common stock in the public market, including shares of Class A common stock issuable upon conversion of shares of Class B common stock, the trading price of our Class A common stock could decline. As of March 30, 2007, we had a total of 109,301,988 shares of Class A and Class B common stock outstanding. As of March 30, 2007, our directors and executive officers beneficially held 68,752,456 shares of Class B common stock, 5,064 shares of Class A common stock, vested options to purchase 543,337 shares of Class B common stock and vested options to purchase 133,748 shares of Class A common stock.